UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 26, 2016

Interpace Diagnostics Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Morris Corporate Center 1, Building A
300 Interpace Parkway
Parsippany, NJ 07054
(Address, including zip code, of Principal Executive Offices)

(844) 405-9655
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
On March 2, 2016, Interpace Diagnostics Group, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) announcing that Graham Miao would no longer serve as the Company’s Executive Vice President (“EVP”), Chief Financial Officer (“CFO”).
This Form 8-K/A amends and supplements the Initial Form 8-K to include disclosure of the material terms and conditions of the Company’s Severance Agreement and General Release (the “Agreement”) with Mr. Miao.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 28, 2016, the Company entered into the Agreement with Mr. Miao, which is subject to a seven day federally mandated revocation period. The Agreement provides for certain severance benefits, including the following: (a) a lump sum cash severance payment of $420,000 in September 2016, which is equal to 12 months’ base salary and (b) 12 months of continued medical coverage at the Company’s expense. Mr. Miao will be subject to confidentiality, non-solicitation and non-competition obligations. The Company and Mr. Miao also mutually released each other from all claims.
The description of the Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

10.1	Agreement and General Release, dated March 28, 2016, by and between Graham Miao and Interpace Diagnostics Group, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Interpace Diagnostics Group, Inc.

Date: March 29, 2016	By: /s/ Jack E. Stover Jack E. Stover
Interim President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
10.1	Agreement and General Release, dated March 28, 2016, by and between Graham Miao and Interpace Diagnostics Group, Inc.